SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                           [Amendment No. ___________]

     Filed by the Registrant /X/
     Filed by a party other than the Registrant / /

     Check the appropriate box:
 .

     / / Preliminary proxy statement
     / / Confidential, for use of the Commission only (as permitted by
          Rule 14a-6(e)(2))
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                              Halifax Corporation
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     / / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
          or Item 22(a)(2) or Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transactions applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing party:

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     (4) Date filed: August 12, 1997

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




                             HALIFAX CORPORATION
                             Alexandria, Virginia

                          --------------------------

                        ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholders:

     You are cordially invited to attend the Annual Meeting of Halifax Shareholders which will be held on September 19, 1997, at 2:00 p.m. local time at our offices at 5250 Cherokee Avenue, Alexandria, VA 22312.

     In addition to the meeting purposes enumerated in the attached Notice, it shall be our pleasure to entertain questions pertaining to the affairs of the Company which affect the interests of Shareholders as a whole.

     We encourage your attendance and look forward to seeing you.


                                       Sincerely,



                                       Howard C. Mills
                                       President

August 15, 1997

                               HALIFAX CORPORATION
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD September 19, 1997


To the Shareholders of Halifax Corporation:

     NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Shareholders of Halifax Corporation (The "Company") will be held at its executive offices, 5250 Cherokee Avenue, Alexandria, VA 22312 on Friday, September 19, 1997, at 2:00 p.m. local time, for the purpose of considering and acting upon the following:

     1.   Election of seven (7) directors for the ensuing year.

     2. Ratification of the Board of Directors' appointment Ernst & Young Certified Public Accountants, as the Company's independent accountants for the fiscal year ending March 31, 1998.

     3.   Approval of Non-Employee Directors Stock Option Plan.

     4.   Transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on Friday, August 8, 1997, as the record date for the determination of shareholders entitled to notice of and vote at this meeting and any adjournments thereof, and only shareholders of record at such time will be so entitled to vote.

     Shareholders who will not attend the meeting in person are requested to specify their choices and to date, sign, and return the enclosed Proxy in the envelope provided. Prompt response is helpful, and your cooperation will be appreciated.


                                       By Order of the Board of Directors



                                       Ernest L. Ruffner
                                       Secretary

                               HALIFAX CORPORATION
                              5250 Cherokee Avenue
                           Alexandria, Virginia 22312



                                 PROXY STATEMENT


     The Annual Meeting of Shareholders of Halifax Corporation (The "Company") will be held on September 19, 1997, at the offices of the Company located at 5250 Cherokee Avenue, Alexandria, Virginia 22312, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and described more fully below.

     The enclosed Proxy is solicited on behalf of the Board of Directors of the Company.

     The cost of preparing, assembling and mailing the Notice, Proxy Statement and Proxy and miscellaneous costs with respect to the same will be paid by the Company. The Company may, in addition, use the services of its officers, directors and employees to solicit Proxies personally or by telephone and telegraph, but at no additional salary or compensation. The Company intends to request banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and to request authority for the execution of Proxies. The Company will reimburse them for reasonable out-of-pocket expenses incurred by them in so doing.

     The Proxy may be revoked by the person giving it at any time before it has been exercised by delivering written notice to the Company or by delivering a later dated Proxy.

     Unless instructed to the contrary on the Proxy, each Proxy will be voted for the persons named below in the election of directors to the Company's Board of Directors; for ratification of the appointment of Ernst & Young Certified Public Accountants, to be the Company's independent accountants for fiscal 1998, in favor of approving the Non-Employee Directors Stock Option Plan, and with respect to such other matters which may properly come before the Annual Meeting, the persons named as proxy holders will exercise their best judgment with respect to such other matters. A shareholder who abstains from a vote by registering an abstention vote will be deemed present at the meeting for quorum purposes but will not be deemed to have voted on the particular matter. Management knows of no other matters to come before the Annual Meeting at this time.

                       SHARES OUTSTANDING AND VOTING RIGHT

     Shareholders of record at the close of business on August 8, 1997, will be entitled to notice of and vote at the Annual Meeting. On that date there were 2,003,632 shares of the Company's Common Stock outstanding. The holders of these shares are entitled to one vote per share.


     Under the rules of the American Stock Exchange (AMEX) brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instruction from beneficial owners. Such votes are known as "broker non-votes", and are counted for purposes of determining the presence of a quorum, but are not counted for purposes of determining whether a director has been elected or whether a proposal has been approved by the shareholders.

     Directors are elected by a plurality of the votes of the shares present or represented at the meeting and entitled to vote. Approval of each other matter to be voted upon requires the affirmative vote of a majority of the votes of shares present or represented at the meeting and entitled to vote on such matter.

                                    FORM 10-K

     The Annual Report on Form 10-K for the Company's fiscal year ended March 31, 1997, has been filed with the Securities and Exchange Commission. Shareholders should they so desire may obtain without charge a copy of the Form 10-K from the Company by written request which should be made to Halifax Corporation, 5250 Cherokee Avenue, Alexandria, Virginia 22312, Attention:
Corporate Secretary.

                              ELECTION OF DIRECTORS

     The Bylaws of the Company provide that the Company shall be managed by a Board of Directors consisting of between three and seven members, the precise number of directors to be fixed from time to time by resolution of the Board of Directors. The number of Directors has been fixed at seven.

     It is, therefore, proposed to elect a Board of Directors of seven persons to serve until the next annual meeting of Shareholders or until the election and qualification of their respective successors. Unless authority is withheld, the proxies shall be voted for the election as directors of the following persons, provided that if any of such nominees shall be unavailable for election for any reason, the Proxies will be voted for the election of a substitute nominee designated by management. All seven of the nominees are now serving as directors and have agreed to serve if elected. Those nominees receiving a majority of or the greatest number of votes cast at the Annual Meeting by Shareholders entitled to vote will be elected to the Board of Directors.

     Management has no reason to believe that any nominee will not be available to serve, but if any nominee should be or become unable to serve, the shares represented by Management proxies will be voted, instead, for the election of another person recommended by the Board of Directors as a director.

     The following table sets forth the name and age of each of the nominees to the Board of Directors of the Company, together with respective periods of service as directors and other positions with the Company:


            THE BOARD OF DIRECTORS RECOMMENDS THE FOLLOWING NOMINEES:

                           Date First   Principal Occupation and
Nominee              Age    Elected     Employment; Other Background
-------              ---   ----------   ----------------------------
Arch C. Scurlock     77       1973      Arch C. Scurlock, presently Chairman of
                                        the Board of Directors, has been a
                                        Director of the Company since 1973.  He
                                        has been President and a Director of
                                        Research Industries Incorporated, a
                                        private investment company since 1968.
                                        He served from 1969 to 1992 as Chairman
                                        of the Board of TransTechnology
                                        Corporation, a manufacturer of aerospace defense and other industrial products.

Howard C. Mills      63       1984      Howard C. Mills, since October 16, 1984,
                                        has been President, Chief Executive
                                        Officer and a Director of the Company.
                                        Prior to that time he served as Vice
                                        President and Executive Vice President
                                        of the Company.

John H. Grover       69       1984      John H. Grover became a Director of the
                                        Company in 1984.  He has served as Vice
                                        President, Treasurer and Director of
                                        Research Industries Incorporated since
                                        1968, and as a Director of
                                        TransTechnology Corporation from 1969
                                        to 1992.

Clifford M. Hardin   81       1985      Clifford M. Hardin has been a Director
                                        of the Company since 1985. From 1981 to 1987, Dr. Hardin served as a Director of Stifel Financial Corporation, the parent corporation of Stifel, Nicolaus &
                                        Company, a St. Louis securities
                                        brokerage firm registered with the
                                        Securities & Exchange Commission.
                                        Dr. Hardin is also a Director of Gallup, Inc., Lincoln, Nebraska.

Ernest L. Ruffner    62       1985      Ernest L. Ruffner, elected Director of
                                        the Company on March 25, 1985, is an
                                        attorney engaged in the private practice of law as a member of Pompan, Ruffner &
                                        Werfel in Alexandria, Virginia.
                                        Mr. Ruffner is a Director of Research
                                        Industries Incorporated.  He was elected
                                        Secretary of the Company effective
                                        July 2, 1985 and General Counsel on
                                        September 16, 1994.

Alvin E. Nashman     70       1993      Alvin E. Nashman is a Director and
                                        Consultant of Computer Sciences
                                        Corporation (CSC).  For 27 years until
                                        his retirement in 1992, Dr. Nashman
                                        headed the multi-division Systems Group of CSC, which under his leadership experienced continued growth with 1992 revenues in excess of $1 billion. He served two terms as Chairman of the Board of the Armed Forces Communications and Electronics Association (AFCEA). He currently serves on the Boards of NYMA
                                        Corporation and MILTOPE Corporation,
                                        where he is Chairman.

John M. Toups        71       1993      John M. Toups served as President and
                                        CEO of Planning Research Corporation
                                        (PRC) from 1978 to 1987.  Prior to that
                                        he served in various executive positions with PRC. For a short period of time in 1990, he served as interim Chairman of the Board and CEO of the National Bank of Washington and Washington Bancorp and is currently a Director of CACI
                                        International, Inc., NVR, Inc., Telepad
                                        Corporation and Thermatrix, Inc.

                            OTHER EXECUTIVE OFFICERS

     In addition to President Mills and Secretary/General Counsel Ruffner, the following persons are executive officers of the company.

     James L. Sherwood, IV, age fifty-five, is Vice President Contracts and Administration. He has been with the Company and its subsidiaries for eighteen years. He previously served as a Vice President managing the Company's Facilities Services Division.

     Melvin L. Schuler, age fifty-three, is the Vice President Operations, Federal Services Division. Mr. Schuler has been with the Company for twenty-five years, serving in various management positions within the Electronics Services line.

     James C. Dobrowolski, age thirty-four, joined Halifax as a result of the Company acquiring EAI Services which he had managed for two years. Mr. Dobrowolski currently serves as a Vice President, in charge of the Simulation and Facilities Services Division. Prior to joining EAI as director of contracts in April 1988, he was with Engineering and Professional Services, Inc., where he served as Manager of Subcontract Administration for two years.

     Thomas F. Nolan, age fifty-two, is the Vice President, Computer Services Division. Before joining the Company, Mr. Nolan worked six years as an independent executive in Financial Services Management. Prior to that, he was Senior Vice President, Marketing for Decision Data Services, Inc., a nationwide computer maintenance firm. For sixteen years Mr. Nolan held various executive positions with Bell Atlantic Corporation's SORBUS Service Division.

     John D. D'Amore, age forty-seven, Vice President Finance, Treasurer, and Controller, joined Halifax on April 10, 1996. He previously served as Vice President Finance for CTA Space Systems and CTA International, Inc., subsidiaries of CTA Incorporated. Prior to that he served in various executive finance positions including five years as Vice President Finance with Presearch Inc. Mr. D'Amore is a Certified Public Accountant and a member of the Virginia Bar.

     Thomas L. Mountcastle, age forty-three, is President of Halifax Technology Services Company, a wholly owned subsidiary of Halifax and Vice President of Halifax's Network Integration Services Division. Mr. Mountcastle joined Halifax as a result of the Company acquiring CMS Automation, Inc. on April 1, 1996 where he had served as President since 1990. Prior to that he served in various capacities in computer technology including two years as President of Data Support Systems.

     Frank J. Ostronic, age sixty-seven, Vice President Federal Services Division, joined Halifax on May 24, 1996. Mr. Ostronic has over thirty-nine years experience in various executive positions including fourteen years with Computer Sciences Corporation as Vice President of Program Development. A U.S. Naval Academy graduate, Mr. Ostronic retired from the U.S. Navy with the rank of Captain.

                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Based on a review of SEC Forms 3, 4 & 5 and amendments thereto furnished to the Company, to the best of the knowledge and belief of management, no person who was required to file said forms failed to do so on a timely basis.

                         Board of Directors; Committees

     During the year ended March 31, 1997, the Board of Directors held five meetings. During that year, all members who were directors at the time attended at least 75% of the total number of meetings held by the Board and by each committee of the Board of which he was a member.

     Set forth below is certain information regarding the existing committees of the Board of Directors:

     Audit Committee. The Audit Committee reviews the results of, and the suggestions provided in connection with, the Company's annual audit by its independent public accountants; reviews internal audit and other accounting procedures established by management; and considers the scope of the audit and non-audit services provided by the Company's independent public accountants, including the fees charged for those services. The committee's members are Messrs. Hardin, Toups and Nashman. The Audit Committee held one meeting in Fiscal Year 1997.

     Compensation and Incentive Committee. The Compensation and Incentive Committee advises the Board of Directors with respect to compensation levels and the issuance of stock options to key employees of the Company. The committee members are Messrs. Scurlock, Grover, and Toups. During the year ended March 31, 1997, the committee held two meetings.

     Nominating Committee. The Nominating Committee was created by the Board of Directors on May 21, 1993, for the purpose of considering individuals to be nominated for election to the Board of Directors. Selections are presented to the Board for inclusion in the slate of management nominees submitted to the shareholders for election. The committee members are Messrs. Hardin, Grover, and Scurlock. During the year ended March 31, 1997, the committee held one meeting.

                      PRINCIPAL SHAREHOLDERS AND DIRECTORS

     The following table sets forth as of June 16, 1997 (1) the number of shares of the Company's common stock owned beneficially by each person who owned of record, or is known by the Company to have owned beneficially, more than 5% of such shares then outstanding (2) the number of shares owned by each director of the Company and (3) the number of shares owned beneficially by all officers and directors as a group. Information as to the beneficial ownership is based upon statements furnished to the Company by such persons.


Name of                                        Amount and Nature of
Beneficial Owner                               Beneficial Ownership     Percent
----------------                               --------------------     -------
Research Industries Incorporated (1)(3)(4)
  123 North Pitt Street
  Alexandria, Virginia 22314                         615,000              30.7

Howard C. Mills (5)
  5250 Cherokee Avenue
  Alexandria, Virginia 22312                          68,367               3.4

Arch C. Scurlock (1)(2)
  123 North Pitt Street
  Alexandria, Virginia 22314                         616,500              30.8

John H. Grover (3)
   123 North Pitt Street
   Alexandria, Virginia 22314                          1,500               0.1

Clifford M. Hardin
   10 Roan Lane
   St. Louis, Missouri  63124                          1,500               0.1

Ernest L. Ruffner (4)
   209 North Patrick Street
   Alexandria, Virginia 22314                            150                 0

Alvin E. Nashman
    3170 Fairview Park Drive
    McLean, Virginia 22042                             4,500               0.2

John M. Toups
    1209 Stuart Robeson Drive
    McLean, Virginia 22101                             4,500               0.2

All officers and directors as
     a group (14 persons) (2)                        739,461              36.9

(1) Research Industries Incorporated is 95% owned by Arch C. Scurlock, chairman of the Company's Board of Directors.

(2)  Includes 615,000 shares owned by Research Industries.

(3) Mr. Grover is also a 5% owner and director of Research Industries Incorporated.

(4)  Mr. Ruffner is a director of Research Industries Incorporated.

(5)  Includes 300 shares held by Mr. Mills' wife.

                             EXECUTIVE COMPENSATION
               REPORT OF THE COMPENSATION AND INCENTIVE COMMITTEE

     The overall philosophy regarding compensation of the Company's executive officers continues to be based upon the concept that in order to achieve the Company's objectives of progress, growth and profitability it is necessary to attract and retain qualified executives who are motivated to provide a high level of performance. A vital element in this motivation is to offer an executive compensation program that is not only competitive but rewards those executives whose efforts enable the Company to achieve its goals. To accomplish this objective, the Committee has an established policy whereby a significant segment of an executive's total compensation is related directly to performance resulting in the interest of the Company's executives being in parallel with the interest of its shareholders.

     The executive compensation program includes three elements which are intended to constitute a flexible and balanced method of establishing total compensation. These are base salary, annual bonus, and stock options. When combined, these elements are intended to provide key executives sufficient motivation and incentives so that their efforts will maximize corporate performance thereby enhancing shareholder value. In accomplishing this objective, the compensation program seeks to balance performance rewards with what is reasonable under the total circumstances including the competitiveness of the executive market place.

     The primary component of the Company's executive compensation program is base salary. The base salaries of the executive officers are a reflection of the size of the Company, the scope of responsibility of each individual and the extent of experience in their particular position. Reviewed annually, base salaries are related indirectly to the Company's performance and marginally related to the cost of living.

     The base salary of Howard Mills, the Company's president and chief executive officer since 1984, is largely based on the performance of the Company, both for the fiscal year and since he has been CEO. The other criteria considered to a lessor degree is the annual change in the cost of living. During the last fiscal year, the Company's total return, as displayed in the accompanying five year cumulative performance graph, increased over 150 percent on substantially increased revenues. Reflecting the Company's stated compensation policy, in August Mr. Mills base salary was increased by 5 percent to $166,860 effective September 1, 1996. He also participated in the company's Profit Sharing Bonus Plan and Key Employees Stock Option Plan, to the extent set forth below.

     The second component of the executive compensation program is an annual bonus determined in accordance with the Company's Profit Sharing Bonus Plan approved annually by the Board of Directors based upon projected profit goals set for each year. The Company creates separate profit pools related to project, division and corporate performance. Employees in the Plan are monetarily rewarded if the profitability of their profit pool meets specified threshold goals, and further rewarded for exceeding these goals based upon a fixed formula. As a result of the Company's performance during the previous fiscal year, Mr. Mills received a bonus from the corporate profit pool that was equal to approximately 27% of his base salary which was paid in fiscal year 1997.

     The final component of the executive compensation program is a Key Employee Stock Option Plan ("Plan") which was adopted and approved by the Company's shareholders at the 1994 annual meeting and is for the benefit of the Company's key employees, including officers, who meet certain criteria. The purpose of the Plan is to attract, motivate, and retain those highly competent individuals upon whose judgment, initiative, and leadership, the continued success of the Company depends. The Plan is administered by a committee of three members of the Board of Directors who are not eligible to participate in the Plan. Subject to the provisions of the Plan, the Committee has sole discretion and authority to determine from among eligible employees those to whom and time or times at which, options may be granted, the numbers of shares of Common Stock to be subject to each option, and the type of option to be granted. During the past year the Committee considered it appropriate and justified to motivate and reward Mr. Mills with regard to decisions influencing future growth of the Company and therefore granted him stock options for 7200 shares of Common Stock at an exercise price of $6.13 per share expiring May 3, 2001.

     No member of the Compensation and Incentive Committee is a former or current officer or employee of the Company or any of its subsidiaries.

Arch C. Scurlock                  John M. Toups                   John H. Grover

                           SUMMARY COMPENSATION TABLE

     The following table sets forth information on compensation paid in fiscal year 1997 and the two prior fiscal years to the Company's Chief Executive Officer and the Company's five other executive officers whose income exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                               Annual Compensation                                Long-Term Compensation
                           ---------------------------                       --------------------------------
                                                                                     Awards           Payouts
                                                                             ----------------------   -------
                                                             Other           Restricted                 LTIP
                                                             Annual            Stock       Options/   Payouts     All Other
                           Year   Salary($)   Bonus($)  Compensation($)(1)    Awards($)    SARs(#)      ($)     Compensation($)
                           ----   ---------   --------  ------------------   ----------    --------   -------   ---------------
Howard C. Mills(5)         1997    160,804     43,200         4,323             none        7,200       none        3,135(2)
CEO/President              1996    149,925     28,336         5,623             none        7,200       none        2,999(2)
                           1995    150,188     27,067         3,331             none       14,400       none        2,604(2)

James L. Sherwood IV       1997    101,550     14,400         none              none        3,000       none        2,013(2)
                           1996     96,785     13,970         none              none        1,800       none        5,284(3)
                           1995     96,962     21,886         none              none        5,400       none        1,939(2)

James C. Dobrowolski       1997    113,549     28,430         none              none        6,375       none        6,117(3)
                           1996     96,940     13,627         2,400             none        3,600       none          599(2)
                           1995     95,099     23,672         none              none        5,400       none        5,855(3)

Melvin L. Schuler          1997     97,786     57,670         none              none        4,500       none        1,956(2)
                           1996     89,733     19,712         none              none        1,500       none        1,794(2)
                           1995     89,902      8,999         none              none        3,000       none        1,798(2)

Thomas L. Mountcastle      1997    127,497      none          none              none       13,500       none        1,200(2)

Thomas E. Nolan            1997    107,623      none          none              none        6,375       none       13,768(4)

(1)  Value of Company furnished auto.

(2)  Amounts contributed to officer under 401(k) plan.

(3)  Amounts contributed to officer under 401(k) plan and paid vacation.

(4)  Amounts contributed to officer under 401(k) plan and living expenses.

(5) The Company entered into an Executive Severance Agreement ("Agreement") with Mr. Mills in recognition of his position of high responsibility and the substantial contributions he has made to the Company over many years. The Agreement provides benefits under certain circumstances including a change in control of the Company and is automatically renewed from year to year. It confirms that employment is at will and provides for termination without additional compensation in the event of death, resignation, retirement or for cause. Except in connection with a change of control, termination for any other reason results in compensation equal to eighteen
     (18) months salary. In the event of termination within one (1) year after a change in control or in the event Mr. Mills resigns or retires during the first ninety (90) days after a change in control, he would receive compensation equal to thirty-six (36) months salary subject to statutory limitations.

Director Compensation

     Directors who are not officers of the Company receive an annual fee of $1,000. During the fiscal year ended March 31, 1997, Directors also received $2,000 and reimbursement of expenses incurred for each meeting of the Board of Directors which they attended. Alvin Nashman receives $2,000 per month for consulting services provided the Company.

     The following two tables present further details on stock options:

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                           Potential Realizable Value
                                                                                             at Assumed Annual Rates
                                                                                                 of Stock Price
                                                Percent Total                                Appreciation for Option
                                             Options/SARs Granted   Exercise                         Term(2)
                              Options/SARs     to Employees in      or Base     Expiration   -----------------------
Name                             Granted       Fiscal Year (1)      Price($)       Date         5%($)       10%($)
----                          ------------   --------------------   --------    ----------   -----------  ----------
Howard C. Mills                   7,200              6.8              6.13        5/3/01       12,194       26,945
President/CEO

James L. Sherwood, IV             3,000              2.8              6.13        5/3/01        5,081       11,227
Vice President

James C. Dobrowolski              6,375              6.0              6.13        5/3/01       10,797       23,858
Vice President

Melvin L. Schuler                 4,500              4.3              6.13        5/3/01        7,621       16,841
Vice President

Thomas L. Mountcastle            13,500             12.8           467 - 6.13  4/1/01-5/3/01   19,839       43,835

Vice President

Thomas E. Nolan                   6,375              6.0              6.13        5/3/01       10,797       23,858
Vice President

(1) This column will not total 100% because employees other than those named received options during the year.

(2) Discloses the potential realizable value assuming that the market price of the underlying security appreciates at annualized rates of 5 and 10 percent over the term of the award.


               AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR
             AND FISCAL YEAR-END VALUES OF UNEXERCISED OPTIONS/SARs

                                                         Number of Unexercised     Value of Unexercised In-The-
                               Shares                     Options at Year-End      Money Options at Year-End($)
                            Acquired on     Value      --------------------------  -------------------------------
Name                        Exercise(#)   Realized($)  Exercisable  Unexercisable  Exercisable    Unexercisable(1)
----                        -----------   -----------  -----------  -------------  -----------    ----------------
Howard C. Mills                6,000        16,500        2,250        29,550         11,250           188,790
President/CEO

James L. Sherwood, IV          4,500        12,375          675        10,425          4,388            66,460
Vice President

Melvin L. Schuler              4,500        12,375          675        11,925          4,388            74,515
Vice President

James Dobrowolski                 --            --        1,125        15,750          7,312            97,566

Thomas Nolan                      --            --           --         7,875             --            44,614

Thomas Mountcastle                --            --           --        13,500             --            83,445

(1) Based on the fair market value of the Common Stock on March 31, 1997, of $11.50 less the option exercised price.

                    PERFORMANCE GRAPH--SHAREHOLDERS RETURN

     Set forth below is a graph comparing the cumulative return of Halifax Corporation, the Standard & Poor's ("S&P") 500 Composite Stock Index ("S&P 500") and the Technology Sector Composite Index compiled by S&P. The graph assumes a $100 initial investment on March 31, 1992 and a reinvestment of dividends in Halifax Corporation and each of the companies reported in the indices through March 31, 1997 (the end of the Company's fiscal year).

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
       Among Halifax Corporation, The S&P 500 Index and The S&P Technology
           Sector Index -- Formerly The S&P High Tech Composite Index


                                [BAR CHART HERE]


                             CUMULATIVE TOTAL RETURN

        YEARS                    Mar-92    Mar-93    Mar-94    Mar-95    Mar-96    Mar-97
        -----                    ------    ------    ------    ------    ------    ------
Halifax Corporation        -HX     100        86       101        88        93       234
S&P 500                  -1500     100       115       117       135       179       214
S&P Technology Sector    -IHTC     100       110       129       164       221       299

                          TRANSACTIONS WITH MANAGEMENT

     On May 1, 1986, Ernest L. Ruffner, a director of the Company, joined the law firm of Pompan, Ruffner & Werfel. Jacob Pompan of that firm has represented Halifax in its government contract affairs since 1984. During the fiscal year ended March 31, 1997, the firm received fees of $4,652 from the Company. In addition, Mr. Ruffner, as General Counsel, receives $5,000 per month retainer from the Company.

          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed the firm of Ernst & Young, independent accountants, subject to the ratification of such appointment by the
Shareholders, to serve as independent accountants for the Company and its subsidiaries for the year ending March 31, 1998.

     This year's financial statements were audited by Ernst & Young who replaced Grant Thornton on September 16, 1994. The change was made by recommendation of the Audit committee.

     The company is advised that no member of Ernst & Young has any direct or indirect interest in the Company or any of its subsidiaries or has had, since its appointment, any connection with the Company or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Representatives of Ernst & Young will be invited to the annual meeting and, if present, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.


        ADOPTION OF THE HALIFAX NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

     On May 16, 1997, the Board of Directors of the Company approved for submission to the stockholders at the 1997 Annual Meeting the Halifax Non-Employee Directors Stock Option Plan (the "Option Plan"). The following summary describes features of the Option Plan. This Summary is qualified in its entirety by reference to the specific provisions of the Option Plan, the full text of which is set forth as Appendix A.

     The Board has determined that the Option Plan will work to increase the non-employee directors' proprietary interest in the Company and to align more closely their interests with the interests of the Company's stockholders. The Option Plan will also maintain the Company's ability to attract and retain the services of experienced and highly qualified non-employee directors.

     If approved by the stockholders, the Option Plan would commence in 1997 and end in 2004 and would provide for an automatic initial grant and subsequent discretionary annual grants, as set forth below, of stock options to each director who is not a Halifax employee. Each grant will permit the holder, for a period of up to ten years from the date of grant, to purchase from the Company shares of the Company's common stock (subject to adjustment as provided in the Option Plan) at 100% of the fair market value of such shares on the date the option is granted.

     Each year, as of the first day of the month following the Annual Meeting of Stockholders of the Company, each Non-Employee Director who has been elected or reelected as a member of the Board as of the adjournment of the Annual Meeting shall receive an Option for shares of Common Stock as follows.

     (i) at any time a director is elected by the Stockholders and said director has not previously been granted an option, a First Option shall be granted for 5000 Common Stock shares which shall become exercisable in installments cumulatively with respect to one sixtieth of the Optioned Stock per month after the date of grant, so that one hundred percent (100%) of the Optioned Stock shall be exercisable five (5) years after the date of grant.

     (ii) upon each annual reelection as a director by the Stockholders, a Subsequent Option shall be granted of up to a maximum of 2000 Common Stock shares which shall become exercisable in installments cumulatively with respect to one-twelfth of the Optioned Stock per month after the date of grant, so that one hundred percent (100%) of the Optioned Stock shall be exercisable one (1) year after the date of grant.

     (iii) the total maximum number of shares of Common Stock for which any director shall be granted Options under this Plan is 13,000.

     In the event an option holder ceases to be a director of the Company, all options granted to such director which have not vested shall immediately terminate. Each option and all rights shall be nonassignable and non-transferable other than by will or the laws of descent and distribution.

     Options for a maximum of 100,000 shares of common stock (subject to adjustment as provided in the Option Plan) can be granted under the Option Plan for all directors combined. The options under the Option Plan shall be nonstatutory options not intended to qualify under section 422A of the Internal Revenue Code of 1986 (the "Code").

     The Option Plan will be administered by the Board of Directors who will be authorized to interpret the Option Plan but have no authority with respect to the selection of directors to receive options, the number of shares subject to the Option Plan, or the option price for shares subject to options. The Board shall have no authority to increase materially the benefits under the Option Plan. The Board may amend the Option Plan as it shall deem advisable but may not amend the Option Plan without further approval of the stockholders if such approval is required by law, and may not amend the Option Plan provisions relating to the amount, price, and timing of options more than once every six months other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, or the rules thereunder. Adjustments shall be made in the number and kind of shares subject to the Option Plan and the number and kind of shares subject to outstanding and subsequent option grants and in the purchase price of outstanding options, in each such case to reflect changes in the Company's common stock through changes in the Company's corporate structure or capitalization, such as through a merger or stock split.

     On May 16, 1997, Halifax common stock closed at 7-7/8 on the American Stock Exchange.

                             SHAREHOLDERS' PROPOSALS

     Any proposal which a shareholder wishes to have presented at the next annual meeting of shareholders should be sent to the Secretary of the Company at 5250 Cherokee Avenue, Alexandria, Virginia 22312, and must be received not later than the close of business on April 1, 1998. Material filed with the Company in a timely manner will be considered, pursuant to the requirements of all applicable laws and regulations, for inclusion the Company's 1998 proxy materials for such annual meeting.

                          TRANSFER AGENT AND REGISTRAR

     The American Stock Transfer & Trust Company, is the Company's transfer agent and registrar.

                                  OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors knows of no additional matters to be presented for vote of the shareholders at the Annual Meeting, nor has it been advised that others will present any other matters. Should any matters be properly presented at the Annual Meeting for a vote of the shareholders, the proxies will be voted in accordance with the best judgment of the proxy holder.




                                         By Order of the Board of Directors



                                         Ernest L. Ruffner
                                         Secretary

                                   APPENDIX A

                    NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

1. Purpose. The purpose of the Halifax Non-Employee Directors Stock Option Plan (the "Plan") is to secure for Halifax Corporation (the "Company") and its stockholders the benefits of the incentive inherent in increased common stock ownership by the members of the Board of Directors (the "Board") of the Company who are not employees of the Company or any of its subsidiaries.

2. Adoption and Term. The Plan has been approved by the Board effective upon approval by the Company's shareholders on September 19, 1997. The Plan shall terminate without further action at the close of the Company's business day at its principal executive office on September 18, 2004.

3. Administration. The Plan shall be administered by the Board. The Board shall have all the powers vested in it by the terms of the Plan, such powers to include authority (within the limitations described herein) to prescribe the form of the agreement embodying awards of stock options made under the Plan (the "Options") and the power to determine the restrictions, if any, on the ability of participants to dispose of any stock issued in connection with the exercise of any options granted pursuant to the Plan. The Board shall, subject to the provisions of the Plan, have the power to construe the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. Any decisions of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The Board may authorize any one or more of their number or the Secretary or any other officer of the Company to execute and deliver documents on behalf of the Board. The Board hereby authorizes the Secretary to excute and deliver all documents to be delivered by the Board pursuant to the Plan. No member of the Board shall be liable for anything done or omitted to be done by such member or by any other member of the Board in connection with the Plan, except for such member's own willful misconduct or as expressly provided by statute.

4. Amount of Stock. The stock which may be issued and sold under the Plan will be the Common Stock (par value $0.24 per share) of the Company. the total number of shares of stock for which Options may be granted under the Plan shall not exceed 100,000 shares of Common Stock shares, subject to adjustment as provided in Paragraph 7 below. The stock to be issued may be either authorized and unissued shares or issued shares acquired by the Company or its subsidiaries.

5. Eligibility. Each member of the Board of the Company who is not an employee of the Company or any of its subsidiaries (a "Non-Employee Director") shall be eligible to receive an Option in accordance with Paragraph 6 below. The adoption of this Plan shall be not deemed to give any director any right to be granted an Option, except to the extent and upon such terms and conditions, in accordance with the terms of the Plan, as may be determined by the Board.

6. Terms and Conditions of Options. Each Option granted under the Plan shall be evidenced by an agreement in such form as the Board shall prescribe from time to time in accordance with the Plan, and shall comply with the following terms and conditions:

     (a) The Option exercise price shall be the fair market value of the Common Stock shares subject to such Option on the date the Option is granted, which shall be the average of the high and the low sales prices of a Common Stock share on the date of grant as reported on the American Stock Exchange Composite Transactions Tape or, if the American Stock Exchange is closed on that date, on the last preceding date on which the American Stock Exchange was open for trading.

     (b) Each year, as of the first day of the month following the Annual Meeting of Stockholders of the Company, each non-Employee Director who has been elected or reelected as a member of the Board as of the adjournment of the Annual Meeting shall receive an Option for shares of Common Stock as follows.

          (i) at any time a director is elected by the Stockholders and said director has not previously been granted an option, a First Option shall be granted for 5,000 Common Stock shares.

          (ii) upon each annual reelection as a director by the Stockholders, a Subsequent Option shall be granted of up to a maximum of 2,000 Common Stock shares.

          (iii) the total maximum number of shares of Common Stock for which any director shall be granted Options under this Plan is 13,000.

     (c) Options shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution, and shall be exercisable during the lifetime of the Optionee only by the Optionee.

     (d)  No Option or any part of an Option shall be exercisable:

          (i) after the expiration of ten years from the date the Option was granted,

          (ii) unless written notice of the exercise is delivered to the Company specifying the number of shares to be purchased and payment in full is made for the shares of Common Stock being acquired thereunder at the time of exercise; such payment shall be made (a) in United States dollars by check, or bank draft, or (b) by tendering to the Company Common Stock shares owned by the person exercising the Option and having a fair market value equal to the cash exercise price applicable to such Option, such fair market value to be the average of the high and low sales prices of a Common Stock share on the date of exercise as reported on the American Stock Exchange Composite Transactions Tape, or, if the American Stock Exchange is closed on that date, on the last preceding date on which the American Stock Exchange was open for trading, it being understood that the Board shall determine acceptable methods of tendering Common Stock shares and may impose such conditions on the use of Common Stock shares to exercise Options as it deems appropriate, or (c) by a combination of United States dollars and Common Stock shares as aforesaid; and

          (iii) in the event the right to exercise the Option granted did not vest pursuant to paragraph 6(e) or 6(d) of the Plan prior to the date the Optionee ceased to be a Director of the Company.

     (e) If the Option granted is a First Option, it shall become exercisable in installments cumulatively with respect to one sixtieth of the Optioned Stock per month after the date of grant, so that one hundred percent (100%) of the Option Stock shall be exercisable five (5) years after the date of grant.

     (f) If the Option granted is a Subsequent Option, it shall become exercisable in installments cumulatively with respect to one-twelfth of the Optioned Stock per month after the date of grant, so that one hundred percent (100%) of the Option Stock shall be exercisable one
          (1) year after the date of grant.

7. Effective of Changes in Capitalization.

     (a)  Changes in Shares.

          If the number of outstanding shares of Stock is increased or decreased or changed into or exchanged for a different number or kind of stock or other securities of the Company by reason of any recapitalization, reclassification, Stock split, reverse split, combination of Stock, exchange of Stock, Stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the date the Option is granted, a proportionate and appropriate adjustment shall be made by the Company in the number and kind of shares subject to the Option, so that the proportionate interest of the Optionee immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in the Option shall not change the total Option Price with respect to shares subject to the unexercised portion of the Option but shall include a corresponding proportionate adjustment in the Option Price per share.

     (b)  Reorganization in Which the Company Is the Surviving Entity.

          Subject to Section (c) of this Section, if the Company shall be the surviving entity in any reorganization, merger or consolidation of the Company with one or more other entities, the Option shall pertain to and apply to the securities to which a holder of the number of shares subject to the Option would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger or consolidation.

     (c) Reorganization in Which the Company Is Not the Surviving Company or Sale of Assets or Stock.

          Upon the dissolution liquidation of the Company, or upon a merger, consolidation or reorganization of the Company with one or more other companies in which the Company is not the surviving company, or upon a sale of substantially all of the assets of the Company to another company, or upon any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving company) approved by the Board which results in any person or entity owning 50 percent or more of the combined voting power of all classes of stock of the Company, the Option shall terminate, except to the extent provision is made in writing in connection with such transaction for the assumption of the Option, or for the substitution for the Option of a new option covering the stock of a successor company, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Option shall continue in the manner and under the terms so provided. In the event of any such termination of the Option, the Optionee shall have the right immediately prior to the occurrence of such termination and during such period occurring prior to such termination as the Board in its sole discretion shall determine and designate, to exercise the Option to the extent that the Option was otherwise exercisable at the time such termination occurs. The Administrator shall send written notice of an event that will result in such a termination to the Optionee not later than the time at which the Company gives notice thereof to its stockholders.

8. Miscellaneous Provisions.

     (a) Except as expressly provided for in the Plan, no Non-Employee Director or other person shall have any claim or right to be granted an option under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Non-Employee Director any right to be retained in the service of the Company.

     (b) An Optionee's rights and interest under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise (except in the event of an Optionee's death, by will or the laws of descent and distribution), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy, or in any other manner, and no such right or interest of any participant in the Plan shall be subject to any obligation or liability of such participant.

     (c) No Common Stock shares shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable Federal, state, and other securities laws and regulations.

     (d) It shall be a condition to the obligation of the Company to issue Common Stock shares upon exercise of an Option, that the Optionee (or any beneficiary or person entitled to act under subparagraph 5(d)(iii) above) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold Federal, state, local, or foreign income or other taxes. If the amount requested is not paid [which payment may be made in any manner prescribed in subparagraph 5(d)(ii)], the Company may refuse to issue Common Stock shares.

     (e)  The expenses of the Plan shall be borne by the Company.

     (f) the Plan shall be unfunded, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of shares upon exercise of any Option under the Plan, and the issuance of shares upon exercise of Options shall be subordinate to the claims of the Company's general creditors.

     (g) By accepting any Option or other benefit under the Plan, each Optionee and each person claiming under or through such person shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company or the Board.

9. Amendment or Discontinuance. The Plan may be amended at any time and from time to time by the Board as the Board shall deem advisable; provided, however, that no amendment shall become effective without stockholder approval if such stockholder approval is required by law, rule, or regulation, and provided further, to the extent required by Rule 16B-3 under Section 16 of the Securities Exchange Act of 1934, in effect from time to time, Plan provisions relating to the amount, price, and timing of Options shall not be amended more than once every six months, except that the foregoing shall not preclude any amendment to comport with changes in the internal Revenue Code of 1986, the Employee Retirement Income Security Act of 1974, or the rules thereunder in effect from time to time. No amendment of the Plan shall materially and adversely affect any right of any participant with respect to any Option theretofore granted without such participant's written consent.

10. Effective Date of Plan. The Plan shall become effective with the Plan is approved and adopted by the Company's stockholders.